NYSE MKT Symbol - UEC

Uranium Energy Corp Strengthens Leading ISR Portfolio with
Acquisition of Fully Licensed Reno Creek Project

Corpus Christi, TX, May 9, 2017 - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that the Company has entered into a definitive Share Purchase Agreement (the "Agreement") with Pacific Road Resources Funds ("PRRF") to acquire all of the issued and outstanding shares of Reno Creek Holdings Inc. ("RCHI") and, indirectly thereby, 100% of its fully permitted Reno Creek in-situ recovery ("ISR") project located in the Powder River Basin, Wyoming ("Reno Creek" or the "Project").

Transaction Highlights

  Strengthens UEC's pipeline of low-cost ISR uranium projects with the addition of Reno Creek, located in the prolific Powder River Basin in Wyoming.

  Reno Creek hosts an NI 43-101 Measured and Indicated resource of 27.47 million tons grading 0.041% U3O8 yielding 21.98 million lbs U3O8 at a grade-thickness (GT) cutoff of 0.20*.

  The NI 43-101 resource report also indicates potential to expand the resource with additional drilling.

  A Source and By Product Materials License for Reno Creek was issued in February 2017 from the U.S Nuclear Regulatory Commission ("NRC"), supported by a Final Environmental Impact Statement and Record of Decision, to permit production of up to 2 million lbs. U3O8 per year.

  Strategically located within the Powder River Basin in Wyoming, a uranium mining-friendly state with excellent infrastructure and an experienced labor force.

  A Pre-Feasibility Study ("PFS")** on Reno Creek completed in 2014 demonstrated strong project economics with low capital and operating costs consistent with ISR projects in Wyoming. A new and optimized PFS is in progress and will be completed by UEC.

  Cumulative expenditures to date of approximately $60 million.

  A new partnership with respected mining private equity firm Pacific Road Resources Funds, who will own approximately 9% of UEC's common shares at closing.

Amir Adnani, President & CEO, stated: "The acquisition of Reno Creek creates an industry-leading diversified pipeline of low-cost ISR uranium projects when combined with our production-ready South Texas hub-and-spoke operations and exploration/development portfolio in Paraguay. The Reno Creek Project presents a rare opportunity to acquire a large, fully permitted, construction ready, and strategic low-cost ISR asset located in the United States - a complete set of attributes for any potential UEC acquisition. The Powder River Basin of Wyoming has produced over 85 million lbs U3O8 historically, and is currently home to two of the largest uranium producers in the world: Cameco and Uranium One (Rosatom). We commend Pacific Road for their outstanding work to advance the Reno Creek project over the past seven years, and we welcome them as our newest shareholder."

"We are very excited about combining Reno Creek with UEC", said Dan Wilton, Partner at Pacific Road. "The UEC team has an outstanding track record of consolidating, developing and operating ISR uranium projects. We believe they have the right technical, operating and financing capabilities to deliver the true value of Reno Creek, continuing the excellent work done by Jim Viellenave's team, who took the property from an initial resource through to a fully permitted project. The combination of UEC and Reno Creek creates one of the most attractive portfolios of U.S.-based low cost ISR uranium assets and is an important step in the consolidation of the U.S. ISR uranium sector."

Transaction Details

Under the terms of the Agreement, the Company will issue to PRRF, in return for PRRF's 97.27% ownership in RCHI (the "Transaction"), the following:

  14.0 million shares of the Company (the "Share Consideration");

  11.0 million warrants of the Company (the "Warrant Consideration"), with each warrant entitling the holder to acquire one share of the Company at an exercise price of $2.30 per share for a period of five years from closing. The warrants will have an accelerator clause which provides that, in the event that the closing price of UEC's common shares on its principally traded exchange is equal to or greater than $4.00 per share for a period of 20 consecutive trading days, UEC may accelerate the expiry date of the warrants to within 30 days by providing written notice to the holders; and

  a 0.5% net profits interest royalty, capped at $2.5 million (the "NPI Consideration", and together with the Share Consideration and the Warrant Consideration, the "Consideration");

Upon completion of the Transaction, PRRF will own approximately 9% of UEC's shares outstanding. PRRF has agreed to certain voting and resale conditions pursuant to the terms of the Agreement.

By way of certain 'drag along' rights, the Company will acquire the remaining 2.73% of RCHI from Bayswater Uranium Corporation for pro-rated consideration identical to the Consideration being issued to PRRF. The Transaction is subject to NRC approval and is expected to close on or about July 31, 2017.

Reno Creek ISR Project Overview

The Reno Creek ISR Project is located in the Powder River Basin, Campbell County, Wyoming, approximately 80 miles northeast of Casper. PRRF undertook significant project advancement since 2010 when they acquired the project, including expenditures targeting land acquisition, resource development, a pre-feasibility study, and permitting, which culminated in the NRC issuing a source and byproduct materials license to construct and operate an ISR uranium facility in February 2017.

The source materials license was the last major permit required to proceed with the development of the Project. The permits allow Reno Creek to process up to 2 million pounds of uranium a year from five resource units: North Reno Creek, Southwest Reno Creek, Moore, Bing, and Pine Tree. Within the five resource units are 16 proposed production units and associated wellfields, header houses, and a central processing plant.

History of the Project

Substantial historical exploration, development, and project permitting work has been completed on the Reno Creek property, beginning in the late 1960s and continuing to present. Approximately 10,000 exploration drill holes have been completed by various operators over time, who continued to advance the project by drilling and growing land and mineral interests to nearly 16,000 acres by 2007. Since PRRF took control of the Project, mineral and surface land holdings have grown to approximately 22,000 acres, including a 40-acre company-owned central processing plant site.

Summary of Mineral Resources

In July 2016, PRRF commissioned an updated Technical Report completed by Behre Dolbear & Company (USA), Inc. on Reno Creek titled "Technical Report and Audit of Resources of the Reno Creek ISR Project, Campbell County, Wyoming, USA" (the "Current Technical Report"). Over $60 million has been expended on the Project to date, including completion of more than 10,000 drill holes. Data from drilling, including survey coordinates, collar elevations, depths, and grade of uranium intercepts, have been incorporated into the database that forms the current resource estimate at Reno Creek (Table 1).

  Table 1(1)
Class	Tons (millions)	Weighted Average Thickness (feet)	Weighted Average Grade (% U3O8)	Pounds U3O8 (millions)
Measured & Indicated	27.47	12.3	0.041	21.98
Inferred	1.36	10.6	0.034	0.93

1 Cut-off of greater or equal to 0.20 grade x thickness per intercept

The inferred resources are found principally in underexplored portions of the Reno Creek property, along extensive identified redox fronts.  The authors of the July 2016 Reno Creek resource estimate recommend continuing exploration along these trends, with the expectation of further contributions to the reported resource base; given the known mineralization occurs in a continuous sandstone present across all of the Reno Creek, Moore, and Bing resource units.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a Qualified Person under NI 43-101.

Advisors and Counsel

Haywood Securities Inc. is acting as financial advisor to the Company. McMillan LLP and Holland & Hart LLP are acting as legal advisors to the Company. Osler, Hoskin & Harcourt LLP is acting as legal advisor to PRRF.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson Processing Facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project.  Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

About Pacific Road Resources Funds

The Pacific Road Resources Funds are private equity funds investing in the global mining industry. They provide expansion and buyout capital for mining projects, mining related infrastructure and mining services businesses located throughout the world. The team is located in Sydney, Australia and Vancouver, Canada.

PRRF's position in RCHI is held by Pacific Road Capital A Pty Ltd., as trustee for Pacific Road Resources Fund A, Pacific Road Capital B Pty Ltd., as trustee for Pacific Road Resources Fund B, and Pacific Road Holdings S.à.r.l., a Luxembourg corporation.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

**PFS

Upon the closing of the Transaction the Company plans to complete a new and optimized PFS based substantially on the information provided in the Current Technical Report. Accordingly, the current PFS cannot be relied upon and should not be construed to reflect a current PFS in accordance with NI 43-101.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.